Exhibit A-10(a)


            This Trust PREFERRED Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This TRUST PREFERRED SECURITY is exchangeable for Trust PREFERRED Securities registered in the name of personS other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this TRUST PREFERRED SECURITY (other than a transfer of this TRUST PREFERRED SECURITY as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) maY be registered except in limited circumstances.

      Unless this TRUST PREFERRED SECURITY is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to PENELEC Capital Trust or its agent for registration of transfer, exchange or payment, and any TRUST PREFERRED SECURITY issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY or to Any PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. 1                        4,000,000 Trust Preferred Securities
                          (liquidation amount $25 per Trust Preferred
                             Security)

CUSIP # 706871209


                        7.34% TRUST PREFERRED SECURITIES
              (Liquidation amount $25 per Trust Preferred Security)
                            OF PENELEC CAPITAL TRUST,
                           a Delaware Business Trust,
           each Representing a 7.34% Cumulative Preferred Security of
            Penelec Capital II, L.P. (a Delaware limited partnership)


      Cede & Co. is the registered owner of 4,000,000 Trust Preferred Securities ("Trust Securities"), each representing a 7.34% cumulative preferred limited partner interest, Series A (the "Preferred Securities") of Penelec Capital II, L.P., a Delaware limited partnership (the "Grantor"), deposited in trust by the Grantor with the Property Trustee pursuant to an Amended and Restated Trust Agreement of Penelec Capital Trust dated as of June 9, 1999 (as amended or supplemented from time to time, the



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"Trust  Agreement") among the Grantor,  The Bank of New York (Delaware),  not in
its  individual  capacity,   but  solely  as  Delaware  Trustee  (the  "Delaware
Trustee"), The Bank of New York, not in its individual capacity, but solely as Property Trustee (the "Property Trustee"), the Regular Trustees (collectively, the "Trustees"), the General Partner, and the several Holders (as defined in the Trust Agreement). Subject to the terms of the Trust Agreement, the registered Holder hereof is entitled to a full interest in the same number of Preferred Securities held by the Property Trustee under the Trust Agreement, as are represented by the Trust Securities, including the distribution, voting, liquidation and other rights of the Preferred Securities specified in the Amended and Restated Limited Partnership Agreement of the Grantor, as amended or supplemented from time to time, a copy of which is on file at the Corporate Trust Office.

      1. The Trust Agreement. The Trust Securities are issued upon the terms and conditions set forth in the Trust Agreement. The Trust Agreement (a copy of which is on file at the Corporate Trust Office of the Property Trustee) sets forth the rights of Holders of Trust Securities and the rights and duties of the Trustees, the Grantor and the General Partner. The statements made herein are summaries of certain provisions of the Trust Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict or discrepancy between the provisions hereof and the provisions of the Trust Agreement, the provisions of the Trust Agreement will govern. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Trust Agreement.

      2. Enforcement of Rights; Withdrawal of Preferred Securities. To the fullest extent permitted by law, without the need for any other action of any Person, including the Trustees and any other Holder, each Holder shall be entitled to enforce in the name of the Trust the Trust's rights under the Preferred Securities represented by the Trust Securities held by such Holder and any recovery on such enforcement action shall belong solely to such Holder who brought the action, not to the Trust, the Trustees or any other Holder individually or to Holders as a group. Any beneficial owner of Trust Securities may withdraw all, but not less than all, of the Preferred Securities represented by such Trust Securities by providing a written notice and an agreement to be bound by the terms of the Partnership Agreement to the Property Trustee at the Corporate Trust Office, with evidence of beneficial ownership in form satisfactory to the Property Trustee; provided, however, that the Grantor shall not issue any fractional number of Preferred Securities.

      3.    Distributions  on  Preferred  Securities.   Whenever  and  to  the
extent, and on each date on which, the Property Trustee shall receive any cash distribution representing a distribution on the
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Preferred  Securities  (whether or not distributed by the Grantor on the regular
distribution  date  therefor)  or  payment  by  Pennsylvania   Electric  Company
("Penelec") under the Payment and Guarantee Agreement dated as of June 16, 1999 (as amended and supplemented from time to time, the "Guarantee") in respect thereof, the Property Trustee acting directly or through any Paying Agent shall distribute to Holders of Trust Securities as of the record date therefor, such amounts in proportion to the respective numbers of Preferred Securities represented by the Trust Securities held by such Holders.

      4. Redemptions of Preferred Securities. Whenever the Grantor shall elect or is required to redeem Preferred Securities in accordance with the Partnership Agreement, it shall (unless otherwise agreed in writing with the Property Trustee) give the Property Trustee not less than 45 days' prior notice thereof to redeem the Trust Securities. The Property Trustee shall, as directed by the Grantor, mail, with first-class postage prepaid, notice of the redemption of the Trust Securities to be redeemed, not less than 30 and not more than 90 days prior to the date fixed for redemption of such Trust Securities. Such notice shall be mailed to the Holders of the Trust Securities, at the addresses of such Holders as the same appear on the records of the Trust. No defect in the notice of redemption or in the mailing or delivery thereof or publication of its contents shall affect the validity of the redemption proceedings. In case fewer than all the outstanding Trust Securities are to be redeemed, the Trust Securities to be redeemed shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Grantor. On the date of any such redemption of such Trust Securities, provided that the Grantor (or Penelec pursuant to the Guarantee) shall then have deposited with the Trust the aggregate amount payable upon redemption of the Trust Securities to be redeemed, the Property Trustee, on behalf of the Trust, shall redeem (using the funds so deposited with it) Trust Securities representing the same number of Preferred Securities in like denominations and like liquidation amounts to be redeemed by the Grantor.

      5. Distributions in Liquidation. Upon receipt by the Trust of any distribution from the Grantor, or otherwise upon the liquidation of the Grantor, or any payment under the Guarantee in respect thereof, after satisfaction of creditors of the Trust required by applicable law, the Property Trustee shall distribute to Holders of Trust Securities as of the record date therefor, the Trust Estate in proportion to the respective number of Preferred Securities which were represented by the Trust Securities held by such Holders.

      6. Fixing of Record Date for Holders of Trust Securities. Whenever any Distribution (other than upon any redemption) shall become payable, or whenever the Property Trustee shall receive
                                        3
notice of any meeting at which holders of Preferred Securities are entitled to vote or of which holders of Preferred Securities are entitled to notice, the Property Trustee shall in each such instance fix a record date (which shall be the same date as the record date fixed by the General Partner with respect to the Preferred Securities) for the determination of the Holders of Trust Securities who shall be entitled (i) to receive such Distribution or (ii) to receive notice of, and to give instructions for the exercise of voting rights at, any such meeting.

      7. Payment of Distributions. Payments of Distributions on the Trust Securities shall be payable (i) by check mailed to the addresses of the Holders thereof on the record date therefor, or (ii) by wire transfer in Federal funds to an account designated in writing by Holders. Payments of the redemption price of Trust Securities and distributions in liquidation shall be made upon surrender of such Trust Securities at the Corporate Trust Office of The Bank of New York, as the Paying Agent.

      8. Special Representative; Voting Rights. (a) If the holders of the Preferred Securities, acting as a single class, are entitled to appoint and authorize a Special Representative pursuant to Section 13.02(d) of the Partnership Agreement, upon written notice, the Property Trustee shall notify the Holders of the Trust Securities of such right, request direction of each Holder of a Trust Security and vote the Preferred Securities represented by such Trust Security in accordance with such direction. If the General Partner fails to convene a general meeting of the Partnership as required in Section 13.02(d) of the Partnership Agreement, upon written notice, the Property Trustee shall notify the Holders of the Trust Securities and, if so directed by the Holders of Trust Securities representing Preferred Securities constituting at least 10% of the aggregate stated liquidation preference of the outstanding Preferred Securities, shall convene such meeting.

      (b) Upon receipt of notice by the Regular Trustee of any meeting at which the holders of Preferred Securities are entitled to vote, the Property Trustee shall, as soon as practicable thereafter, mail to the Holders of Trust Securities a notice, which shall be provided by the General Partner and which shall contain (i) such information as is contained in such notice of meeting,
(ii) a statement that the Holders of Trust Securities at the close of business on a specified record date therefor will be entitled, subject to any applicable provision of law or of the Partnership Agreement, to instruct the Property Trustee as to the exercise of the voting rights pertaining to the amount of Preferred Securities represented by their respective Trust Securities, and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Trust Security on such record date, the Property Trustee shall vote or cause to be voted the number of Preferred
                                        4

Securities represented by the Trust Securities in accordance with the instructions set forth in such request. In the absence of specific instructions from the Holder of a Trust Security, the Property Trustee will abstain from voting to the extent of the Preferred Securities represented by such Trust Security.

      9. The Guarantee. In connection with the issuance of the Preferred Securities, Penelec has delivered to the Grantor the Guarantee for the benefit of the holders of Preferred Securities. If the Grantor receives any payments under the Guarantee, the Grantor will immediately transfer such payment to the Property Trustee.

      10.  Changes  Affecting   Preferred   Securities  and   Reclassifications,
Recapitalizations, Etc. Upon any consolidation, amalgamation, conversion, merger, replacement or conveyance, transfer or lease by the Grantor of its properties and assets substantially in their entirety in accordance with Section 13.02(e) of the Partnership Agreement, the Property Trustee shall, upon the instructions of the Grantor, treat any Successor Securities or other property that shall be received by the Property Trustee in exchange for or upon conversion of or in respect of the Preferred Securities as part of the Trust Estate, and Trust Securities then outstanding shall thenceforth represent the proportionate interests of Holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Preferred Securities.

      11. Transfer and Exchange of Trust Securities. Subject to the terms and conditions of the Trust Agreement, the Registrar shall register the transfer on the Register from time to time of Trust Security certificates upon any surrender thereof by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, a Regular Trustee shall execute a new Trust Security representing the same aggregate number of the Trust Securities surrendered in accordance with the Trust Agreement and make available for delivery the same to or upon the order of the Person entitled thereto.

      Upon surrender of a Trust Security at the Corporate Trust Office or such other office as the Property Trustee may designate for the purpose of effecting an exchange of Trust Security certificates, subject to the terms and conditions of the Trust Agreement, a Regular Trustee execute and the Property Trustee shall authenticate and make available for delivery a new Trust Security certificate representing the same number of Preferred Securities as the Trust Security certificate surrendered.

      As a condition precedent to the registration of a transfer or exchange of any Trust Security certificate, the Registrar, may
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


require (i) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (ii) compliance with such regulations, if any, as the Property Trustee or the Registrar may establish not inconsistent with the provisions of the Trust Agreement.

      Neither the Property Trustee nor the Registrar shall be required (a) to register the transfer or exchange of any Trust Security certificate for a period beginning at the opening of business 15 days prior to the mailing of a notice of redemption for the Trust Securities and ending at the close of business on the date of such mailing or (b) to transfer or exchange Trust Securities called or being called for redemption in whole or in part.

      12. Title to Trust Securities. It is a condition of the Trust Securities, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Trust Security certificate, when properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until the transfer of this Trust Security certificate shall be registered on the Register, the Trust, the Property Trustee, the Regular Trustees, the Registrar and the Grantor may, notwithstanding any notice to the contrary, treat the Holder hereof at such time as the absolute owner hereof for the purpose of determining the Person entitled to distributions or to any notice provided for in the Trust Agreement and for all other purposes.

      13. Reports, Inspection of Transfer Books. The Property Trustee shall make available for inspection by Holders of the Trust Securities at the Corporate Trust Office and at such other places as it may from time to time deem advisable during normal business hours for any purpose reasonably related to such Holders interest in the Trust any reports and communications received by the Property Trustee as the record holder of Preferred Securities. The Registrar shall keep books at the Corporate Trust Office for the registration of transfer of Trust Securities, which books at all reasonable times will be open for inspection by the Holders of the Trust Securities as and to the extent provided by applicable law and for any purpose reasonably related to the Holders' interest in the Trust.

      14. Amendments to Trust Agreement. The Grantor, the General Partner and the Property Trustee may, at any time and from time to time, without the consent of the Holders, amend or enter into one or more agreements supplemental to the Trust Agreement, in form satisfactory to the Property Trustee, for any of the following purposes: (i) to cure any ambiguity or correct any mistake; (ii) to correct or supplement any provision in the Trust Agreement that may be defective or inconsistent with any other provision of the Trust Agreement or to make any other
                                        6
provisions with respect to matters or questions arising under the Trust Agreement provided that any such action shall not materially adversely affect the interests of the Holders; (iii) to evidence the succession of another Person to the Grantor or the General Partner and the assumption by any such successor of the covenants of the Grantor or the General Partner contained in the Trust Agreement; (iv) to add to the covenants of the Grantor or the General Partner for the benefit of the Holders, or to surrender any right or power conferred by the Trust Agreement upon the Grantor or the General Partner; (v) to conform to any change in the 1940 Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority; (vi) to conform to any change in the Trust Indenture Act or written change in interpretation or application of the rules and regulations promulgated thereunder by any legislative body, court, government agency or regulatory authority; and (vii) to modify, eliminate and add to any provision of the Trust Agreement to such extent as may be necessary or desirable; provided that such amendments do not have a material adverse effect on the rights, preferences or privileges of the Holders of the Trust Securities.

      15. Governing Law. The Trust Agreement and this Trust Security and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of Delaware without giving effect to principles of conflict of laws.

      16. Trust Security Non-Assessable and Fully Paid. Holders of Trust Securities shall not be personally liable for obligations of the Trust, the interest in the Trust represented by the Trust Securities shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever and the Trust Securities upon issuance in accordance with the Trust Agreement are and shall be deemed fully paid.

      17. Liability of Holders of Trust Securities. Holders of Trust Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      18. No Preemptive Rights. No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive or other similar right with respect to, any part of any new or additional interest in the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of distribution.

      This Trust Security certificate shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless this Trust Security's certificate of
                                        7
authentication shall have been executed manually.

THE PROPERTY TRUSTEE IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY PREFERRED SECURITIES. THE PROPERTY TRUSTEE ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE GRANTOR SUMMARIZING CERTAIN PROVISIONS OF THE TRUST AGREEMENT. THE PROPERTY TRUSTEE MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF PREFERRED SECURITIES OR OF TRUST SECURITIES; AS TO THE VALIDITY OR SUFFICIENCY OF THE TRUST AGREEMENT; AS TO THE VALUE OF TRUST SECURITIES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE HOLDERS OF TRUST SECURITIES IN AND TO TRUST SECURITIES.

                              PENELEC CAPITAL TRUST


                                    By:  /s/ T.G. Howson
                                      -------------------------------
                                        Name:  T.G. Howson
                                        Title: Regular Trustee

                                    By:  /s/ P.R. Chatman
                                      -------------------------------
                                        Name:  P.R. Chatman
                                        Title: Regular Trustee

                                    By:  /s/ M.E. Gramlich
                                      -------------------------------
                                        Name:  M.E. Gramlich
                                        Title: Regular Trustee



Dated:  June 16, 1999


Authenticated:

This is one of the Securities
referred to in the within mentioned
Trust Agreement

The Bank of New York,
as Property Trustee


By:  /s/ Michele Russo
----------------------------------
      Authorized Signatory